EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-157785, 333-103451 and 333-125276 on Form S-3 and Registration Statement Nos. 333-126248, 333-58817, 333-50289 and 333-50205 on Form S-8 of our report dated February 15, 2012, relating to the financial statements of Deepwater Gateway, L.L.C. appearing in this Annual Report on Form 10-K of Helix Energy Solutions Group, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Houston, Texas
February 24, 2012